Exhibit 10.70


             Standard Form of Agreement Between Owner and Contractor
                         where the basis of payment is a
                                 STIPULATED SUM

                                  1977 EDITION

 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY
          IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

     Use only with the 1976 Edition of AIA Document A201, General Conditions
                       of the Contract for Construction.

         This document has been approved and endorsed by The Associated
                        General Contractors of America.

--------------------------------------------------------------------------------

AGREEMENT

made as of the fifteenth day of October in the year of Nineteen Hundred and Ninety Seven

BETWEEN the Owner:
(Name and address)
                           Pocono Downs, Inc.
                           1280 Highway 315
                           Wilkes-Barre, PA  18702

and the Construction Manager:
(Name and address)
                           S.G. Mastriani C/M
                           702 N. Blakely Street
                           Dunmore, PA  18512

The Project is:
(Name, address and brief description)

                           Carbondale O.T.W.
                           Interior Fit Out and Canopy

The Architect is:
(Name and address)
                           Architectural Concepts
                           Suite 200
                           967 East Swedesford Road
                           Exton, PA 19341

The Owner and Contractor agree as set forth below.


                                      (1)

                                    ARTICLE 1
                              THE CONTRACT DOCUMENT

The Contract Documents consist of this Agreement, the Conditions of the Contract (General, Supplementary and other Conditions), the Drawings, the Specifications, all Addenda issued prior to and all Modifications issued after execution of this Agreement. These form the Contract, and all are as fully a part of the Contract as if attached to this Agreement or repeated herein. An enumeration of the Contract Document appears in Article 7.


                                    ARTICLE 2
                                    THE WORK

The Contractor shall perform all the Work required by the Contract Documents for (Here insert the caption descriptive of the Work as used on other Contract Documents.)

Interior Fit Out per proposal dated 10/9/97 - Exhibit "D"

Canopy per proposal date 10/3/97 - Exhibit "E"

(See copies attached)


                                    ARTICLE 3
                 TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

The Work to be performed under this Contract shall be commenced and, subject to authorized adjustments, Substantial Completion shall be achieved not later than (Here insert any special provisions for liquidated damages relating to failure to complete on time.)

Work to be substantially completed in 120 days from date of executed contract by Owner.


                                    ARTICLE 4
                                  CONTRACT SUM

       The Owner shall pay the Contractor in current funds for the performance of the Work, subject to additions and deductions by Change Order as provided in the Contract Documents, the Contract Sum of

One Million Ninety-Six Thousand Five Hundred ($1,096,500.00) Dollars

The Contract Sum is determined as follows:
(State here the base bid or other lump sum amount, accepted alternatives, and unit prices, as applicable.)

See Exhibits A & B


                                      (2)

                                    ARTICLE 5
                                PROGRESS PAYMENTS

Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided in the Contract Documents for the period ending the 30th day of the month as follows:

Not later than 10 days following the end of the period covered by the Application for Payment 100 percent (100%) of the portion of the Contract Sum properly allocable to materials and equipment suitably stored at the site or at some other location agreed upon in writing, for the period covered by the Application for Payment, less the aggregate of previous payments made by the Owner; and upon Substantial Completion of the entire Work, a sum sufficient to
increase the total payments to           percent ( %) of the Contract Sum, less
such amounts as the Architect shall determine for all incomplete Work and unsettled claims as provided in the Contract Documents.

(If not covered elsewhere in the Contract Documents, here insert any provision for limiting or reducing the amount retained after the Work reaches a certain stage of completion.)

       Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate entered below, or in the absence thereof, at the legal rate prevailing at the place of the Project.
(Here insert any rate agreed upon.)


                                    ARTICLE 6
                                  FINAL PAYMENT



Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by the Owner to the Contractor when the Work has been completed, the Contract fully performed, and a final Certificate for Payment has been issued by the Architect.



                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS


7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Documents, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from the time at the place where the Project is located.
(Insert rate if interest agreed upon, if any)
(List below the Agreement, the Conditions of the Contract (General, Supplementary, and other Conditions), the Drawings, the Specifications, and any Addenda and accepted alternatives, showing page or sheet numbers in all cases and dates where applicable.)

Dwgs. Exhibit "C"
Specs dated 8/11/97
Addendum 1-6


                                      (3)

This Agreement entered into as of day and year first written above.

OWNER - Pocono Downs, Inc.                   CONTRACTOR - S.G. Mastriani C/M

\s\ Arthur Manuel                            \s\ Joseph F. Salerno, Jr.
---------------------------------            -----------------------------------
Arthur Manuel                                Joseph F. Salerno, Jr.
General Manager                               Vice President


Witness: \s\ Lisa Symeon                     Witness: \s\ Claire Dolodzuski
        -------------------------                    ---------------------------


                                      (4)